Exhibit 5.1

601 Jefferson Street  |  Houston, Texas 77002  |  USA
Phone:  713.753.3454  |  Fax: 713.753.2017

Eileen G. Akerson
Executive Vice President and General Counsel

October 30, 2018

KBR, Inc.
601 Jefferson Street, Suite 3400
Houston, Texas 77002

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of KBR, Inc., a Delaware corporation (the “Company”).  This opinion of counsel relates to the Company’s Registration Statement on Form S-8 (“Registration Statement”) to register up to 4,400,000 additional shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be issued from time to time pursuant to the KBR, Inc. 2006 Stock and Incentive Plan (as amended and restated May 12, 2016) (the “Plan”).

In my capacity as Executive Vice President and General Counsel, I am familiar with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, have familiarized myself with the matters discussed herein and have examined the Registration Statement, the Plan and all statutes, corporate records and other instruments or documents pertaining to the matters discussed herein that I deem necessary to examine as a basis for the opinions expressed herein.  In making my examination, I have assumed that all signatures on all documents examined by me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof and that all information submitted to me was accurate and complete.

On the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and when issued by the Company pursuant to and in accordance with the terms and limitations of the Plan, will be validly issued, fully paid and non-assessable.

This opinion letter is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), as in effect on the date hereof.

I hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Eileen G. Akerson
Eileen G. Akerson
Executive Vice President and General Counsel